EXHIBIT 10.1

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) made as of March 15, 2004, by and between Placer Sierra Bancshares, a California corporation formerly known as Placer Capital Co. II (the “Company”) and California Community Financial Institutions Fund Limited Partnership, a California limited partnership (the “Fund”).

WITNESSETH:

WHEREAS, the holders of Registrable Securities (as defined below) of the Company listed on Exhibit A hereto (each a “Holder” and, collectively, the “Holders”), acquired Registrable Securities during 2001 without registration thereof by the Company under the Securities Act (as defined below), pursuant to exemptions from the registration requirements of the Securities Act;

WHEREAS, the Company, the Fund and Southland Capital Co. (“SCC”) entered into a Registration Rights Agreement, dated as of December 19, 2002, as amended (the “Registration Rights Agreement”), whereby the Company provided the Fund and SCC with certain registration rights;

WHEREAS, pursuant to the Company’s repurchase of all Registrable Securities (as defined below) held by SCC, SCC is no longer entitled to the registration rights under the Registration Rights Agreement; and

WHEREAS, the Company and the Fund desire to amend and restate the Registration Rights Agreement;

NOW, THEREFORE, in consideration of the recitals, mutual covenants, and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Registration Rights Agreement is hereby amended and restated to read as follows:

Section 1. Definitions.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document (a “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means all shares of common stock of the Company (“Common Stock”) issued to the Holders prior to the date hereof until, with respect to such shares of Common Stock, (i) a registration statement covering such shares of Common Stock has been declared effective by the SEC and such shares of Common Stock have been disposed of pursuant to such effective registration statement, (ii) such shares of Common Stock are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met permitting resale without subsequent registration under the Securities Act, or (iii) such shares of Common Stock have been otherwise transferred, sold, or otherwise conveyed to any other person or entity, the Company has delivered a new certificate or other evidence of ownership for such Common Stock not bearing the legend required pursuant to this Agreement, and such Common Stock may be resold without subsequent registration under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Underwritten Offering” means an offering to the public of Common Stock pursuant to an effective Registration Statement that is firmly underwritten by a nationally recognized United States underwriter or underwriters selected or approved by the Company in accordance with this Agreement.

Section 2 Registration Rights.

(a) Request for Registration. (i) Upon the written request to the Company from Holders of Registrable Securities holding in the aggregate more than 50% of the total number of outstanding shares of Common Stock that constitute Registrable Securities (the “Initiating Holders”), that the Company file a Registration Statement under the Securities Act, with respect to at least 50,000 shares of Common Stock constituting Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and similar events), the Company shall give written notice of such requested registration to all other Holders and shall, subject to the limitations of this Section 2, use commercially reasonable efforts to effect the registration under the Securities Act of:

(1) the Registrable Securities that the Company has been so requested to register by the Initiating Holders; and

(2) all other Registrable Securities that the Company has been requested to register by any other Holder thereof by written request received by the Company within 15 days after the giving of such written notice by the Company, all to the extent necessary to permit the disposition of the Registrable Securities so to be registered.

(ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 2(a) if the Initiating Holders shall have previously initiated one registration pursuant to this Section 2(a)

that has been declared or ordered effective pursuant to which securities have been sold or have been withdrawn by the Initiating Holders other than as a result of a material adverse change to the Company.

(iii) If any requested registration pursuant to this Section 2(a) is in the form of an Underwritten Offering, the underwriting shall be managed by an underwriter or underwriters of national reputation selected by the Company. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected as above provided. The rights of any Holder to registration pursuant to this Section 2(a) shall be conditioned on such Holder’s participation in an Underwritten Offering and the inclusion of such Holder’s Registrable Securities to be registered in the Underwritten Offering. If any Holder does not agree to the terms of such underwriting, he or she shall be excluded therefrom by written notice from the Company or the underwriter.

(iv) Subject to the provisions of this Agreement, the Company shall use commercially reasonable efforts to file a Registration Statement as soon as possible after receipt of the request or requests of the Initiating Holders under this Section 2(a), but in any event within 90 days after receipt of such request or requests.

(v) All expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this Section 2(a) shall be borne by the Company, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed $50,000 in the aggregate, of one separate counsel for the selling Holders hereunder (selected by the Holders of a majority of the Registrable Securities that are included in the corresponding registration); provided, however, that (i) the Company shall have no liability for such expenses if such registration does not become effective due solely to the action or failure to act of any Holder requesting such registration and (ii) the Holders shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities being registered and transfer taxes on shares being sold by such Holders.

(b) Company Registration. If (but without the obligation to do so) the Company proposes to register any of its Common Stock under the Securities Act (other than a registration on Form S-8 or S-4 or any successor or similar form that does not permit secondary sales) in connection with the public offering of such securities, the Company shall, at such time, give each Holder written notice of such registration. On written request of each Holder given within 10 days after the mailing of such notice by the Company in accordance with Section 7(e), the Company shall, subject to the provisions of Section 2(b)(ii), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(i) In connection with any offering involving an underwriting of shares of Common Stock, the Company shall not be required under this Section 2(b) to include any Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed on between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.

(ii) If the total amount of securities, including the Registrable Securities, to be included in an Underwritten Offering exceeds the amount of securities that the underwriters determine in good faith is compatible with the success of the offering, the Company shall so advise the Holders and the number of shares of Common Stock to be included in the registration shall be allocated pro rata among all Holders requesting inclusion (Initiating and non-Initiating) and holders of other registration rights granted by the Company in such manner as the managing underwriter in such offering may determine.

(iii) The registration rights of the Holders under this Section 2(b) may not be transferred or assigned to any transferee or assignee.

(iv) All expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to this Section 2(b) shall be borne by the Company, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed $50,000 in the aggregate, of one separate counsel for the selling Holders hereunder (selected by the Holders of a majority of the Registrable Securities that are included in the corresponding registration); provided, however, that the selling Holders shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities being registered and transfer taxes on shares being sold by such Holders.

(c) Form S-3. After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. Thereupon on one or more occasions a Holder or Holders holding Registrable Securities anticipated to have an aggregate sale price in excess of $1,000,000 shall have the right to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Holder or Holders. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such securities by such Holder or Holders. The Company shall give notice to all other holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2(c), and such other holders of Registrable Securities shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. All expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to this Section 2(c) shall be borne by the Company, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of counsel for the Company and the reasonable fees and disbursements, not to exceed $50,000 in the aggregate, of one separate counsel for the selling Holders hereunder (selected by the Holders of a majority of the Registrable Securities that are included in the corresponding registration); provided, however, that the selling Holders shall bear underwriting and selling discounts and commissions attributable to their Registrable Securities being registered and transfer taxes on shares being sold by such Holders.

(d) The Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 2 for a reasonable period of time, provided that such postponements shall not exceed one hundred twenty (120) days in the aggregate after the date of a request for registration during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its shareholders or (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness.

Section 3. Registration Procedure.

(a) Company’s Obligation. The Company, in connection with any registration pursuant to Section 2, shall use its commercially reasonably efforts to, as expeditiously as reasonably possible:

(i) Prepare and file with the SEC a Registration Statement and such amendments and supplements to said Registration Statement and the prospectus used in connection therewith as may be necessary to cause such Registration Statement to become effective, and keep such Registration Statement effective for a period of up to one year. Notwithstanding anything to the contrary in this Agreement, the Company may withhold efforts to cause a Registration Statement to become effective, for a period not to exceed one year, if there exists material nonpublic information about the Company that would be required to be disclosed in such Registration Statement pursuant to federal securities laws, and the Board of Directors of the Company determines in good faith that such disclosure would not be in the best interest of the Company, provided that the Company uses commercially reasonable efforts to minimize the period of such delay.

(ii) Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(iii) Enter into any reasonable underwriting agreement required by the proposed underwriter, if any. Each selling Holder participating in such underwriting shall also enter into and perform its obligations under such agreement.

(iv) Register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such state or jurisdiction or subject itself to taxation therein.

(v) Notify each selling Holder covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(vi) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

(vii) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act.

(viii) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the Registration Statement (and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request and an opinion, rendered at the request of the Company, addressed to the Holder of counsel to the Company in such form, if any, as shall be delivered to the underwriters in connection with an Underwritten Offering.

(ix) Choose the underwriters, auditors, Company legal counsel, and financial printer to be engaged by the Company in any such registration, and provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto.

(b) Holder’s Compliance. The Company’s obligations under this Agreement with respect to a selling Holder shall be conditioned upon such Holder’s compliance with the following:

(i) Such Holder shall cooperate with the Company in connection with the preparation of the Registration Statement, and such Holder will provide to the Company, in writing, for use in the Registration Statement, all information regarding such Holder and such other information as may be necessary to enable the Company to prepare the Registration Statement and prospectus covering the Registrable Securities and to maintain the currency and effectiveness thereof.

(ii) Such Holder shall permit the Company, the proposed underwriters, agents, or seller-dealers of the offering or other distribution and their respective representatives and agents to examine such documents and records and shall supply such information as they may reasonably request in connection with the offering or other distribution in which such Holder proposes to participate.

(iii) Such Holder shall enter into such agreements with the Company and any underwriter, seller-dealer, or similar securities industry professional containing such representations, warranties, indemnities, and agreements as are in each case customarily entered into and made by selling shareholders, and will cause its counsel to give any legal opinion customarily given in secondary distributions under similar circumstances.

(iv) During such time as such Holder may be engaged in a distribution of the Registrable Securities, such Holder will comply with all applicable laws, and pursuant thereto will, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (ii) distribute the Registrable Securities owned by such Holder solely in the manner described in the Registration Statement; (iii) cause to be furnished to each underwriter, agent, or seller-dealer to or through whom the Registrable Securities owned by such Holder may be offered, or to the offeree if an offer is made directly by the Holder, such copies of the prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such underwriter, agent, seller-dealer or offeree; and (iv) not bid for or purchase any securities of the Company other than as permitted under the Exchange Act.

(v) On notice from the Company that it has delayed, suspended, abandoned or withdrawn any Registration Statement or any related offering or other distribution or it otherwise requires the suspension by such Holder of the distribution of any of the Registrable Securities, such Holder shall cease offering or distributing the Registrable Securities until such time, if any, as the Company notifies such Holder that offering and distribution of the Registrable Securities may recommence.

(c) Condition Precedent. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

Section 4. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 4:

(a) Indemnification by the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, or liability (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, claim, damage, or liability (or action in respect thereof) arises out of is are based on any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; the Company will pay to each such Holder, or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and to the extent that such loss, claim, damage, or liability (or action in respect thereof) (x) arises out of and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by or on behalf of such Holder or controlling person expressly for use in such registration statement or, (y) provided that the Company has theretofore timely prepared all necessary prospectus supplements or amendments and provided them to the Holder or its representatives, arises from the failure of any Holder to comply with such prospectus delivery requirements as are applicable to it.

(b) Indemnification by Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder, against any loss, claim, damage or liability (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by such Holder expressly for use in connection with such registration or a Violation of any federal or state securities laws, rules or regulations by that Holder; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that, in no event shall any indemnity under this Section 4(b) exceed the net proceeds received by such Holder from the offering.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.

(d) Contribution. If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that in no event shall the amount of any contribution by a Holder under this Section 4(d) exceed the net proceeds received by such Holder through the offering to which such contribution relates. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Conflict; Survival.

(i) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering are in conflict with the foregoing provisions, (A) as between the Company and the underwriters, and as between the Holders and the underwriters, the provisions of the underwriting agreement shall control and (B) as between the Company and the Holders, if the provisions of this Agreement would provide for more extensive indemnification or contribution in favor of the Holders, the provisions of this Agreement shall control.

(ii) The obligations of the Company and the Holders under this Section 4 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, and otherwise.

Section 5. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees, from and after the first date as of which the Company becomes obligated to file reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, to use its commercially reasonable efforts to:

(a) make and keep available public information, as those terms are understood and defined in Rule 144; and

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

Section 6. Termination of Registration Rights. This Agreement shall terminate on December 1, 2009.

Section 7. Miscellaneous.

(a) Successors and Assigns. The rights of the Holders under this Agreement may not be assigned by any of them. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective heirs, representatives, successors, and permitted assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer on any party, other than the parties hereto or their respective heirs, representatives, successors, and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without regard to that state’s conflict of laws principles.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice, consent, authorization, or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee, or three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by like notice):

if to the Company, to:

Placer Sierra Bancshares

525 J Street

Sacramento, CA 95814

Attn: Chairman

Telephone: (916) 554-4820

Facsimile: (916) 329-9236

with copies to:

Nixon Peabody LLP

Two Embarcadero Center

Suite 2700

San Francisco, CA 94111

Attn: Steven M. Plevin, Esq.

Telephone: (415) 984-8462

Facsimile: (866) 741-1466

if to the Holders, to the addresses indicated on Exhibit A.

(f) Amendments and Waivers. For purposes of this Agreement and all agreements, documents, and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company and any Holder and no delay on the part of any party hereto in exercising any right hereunder or thereunder shall operate as a waiver of any of such rights. No covenant or other provision hereof or thereof may be waived or amended other than by a written instrument signed by the party so waiving or amending such covenant or other provision; provided, however, that except as otherwise provided herein or therein, waivers or amendments or additions to, and any consents required by, this Agreement may be made, and compliance with any term, covenant, condition, or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by a consent or consents in writing signed by Holders of a majority of the Registrable Securities and (in the case of any such amendment, change, or addition) the Company. Any amendment or waiver effected in accordance with this Section 7(f) shall be binding on each Holder of any Registrable Securities at the time such waiver or amendment is effected and the Company.

(g) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

(h) Entire Agreement. This Agreement is the entire agreement of the parties and supersedes all prior negotiations, correspondence, agreements, and understandings, written or oral, between or among the parties, regarding the subject matter hereof.

(i) Further Assurances. Each party shall execute such other and further certificates, instruments, and other documents as may be necessary and proper to implement, complete, and perfect the transactions contemplated by this Agreement. If requested by the Company, each Holder including Registrable Securities in a registration effected pursuant to this Agreement shall execute such agreement or instrument as may be reasonably requested by the Company to confirm that such Holder is bound by and subject to the terms of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PLACER SIERRA BANCSHARES

By:	/S/ RONALD W. BACHLI

Name: Title:	Ronald W. Bachli Chairman

CALIFORNIA COMMUNITY FINANCIAL INSTITUTIONS FUND LIMITED PARTNERSHIP

By:	BELVEDERE CAPITAL PARTNERS LLC its General Partner

By:		/s/ J. THOMAS BYROM

	Name:	J. Thomas Byrom

	Title:	Manager

Exhibit A to Registration Rights Agreement

Holders

Name	Address

California Community Financial Institutions Fund Limited Partnership	One Maritime Plaza, Suite 825 San Francisco, CA 94111